UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAXAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-7660

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MAXR	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on December 15, 2022, Maxar Technologies Inc., a Delaware corporation (“Maxar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Galileo Parent, Inc., a Delaware corporation (“Parent”), Galileo Bidco, Inc., a Delaware corporation (“Merger Sub”), and, solely for the purposes set forth therein, Galileo Topco, Inc., a Delaware corporation (“Preferred Equity Issuer”). Parent, Merger Sub and Preferred Equity Issuer are affiliates of funds advised by Advent International Corporation (“Advent”). British Columbia Investment Management Corporation or one or more of its affiliates will also be a minority investor in Preferred Equity Issuer. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into Maxar (the “Merger”), with Maxar surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger Agreement, Maxar filed a definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2023.

Litigation Related to the Merger

As disclosed in the Definitive Proxy Statement, at that time, four complaints in connection with the Merger Agreement had been filed in federal court as individual actions. Those complaints are captioned as follows: (1) O’Dell v. Maxar Technologies Inc., et al., 23-cv-00929 (filed February 3, 2023 in the Southern District of New York); (2) Johnson v. Maxar Technologies Inc., et al., 23-cv-00383 (filed February 9, 2023 in the District of Colorado); (3) Zaczkiewicz v. Maxar Technologies Inc., et al., 23-cv-00401-STV (filed February 10, 2023 in the District of Colorado); and (4) Jeweltex Manufacturing Retirement Plan v. Maxar Technologies Inc., et al., 23-cv-00873 (filed February 27, 2023 in the Northern District of California). Following the filing of the Definitive Proxy Statement with the SEC, four additional complaints in connection with the Merger Agreement have been filed in federal court as individual actions: (1) Coffman v. Maxar Technologies Inc., et al., 23-cv-02261 (filed March 16, 2023 in the Southern District of New York); (2) Finger v. Maxar Technologies Inc., et al., 23-cv-00306-UNA (filed March 20, 2023 in the District of Delaware); (3) Respler & Teitelbaum MD PC PSP v. Maxar Technologies Inc., et al., 23-cv-02362 (filed March 20, 2023 in the Southern District of New York); and (4) Ryan v. Maxar Technologies Inc., et al., 23-cv-02437 (filed March 22, 2023 in the Southern District of New York) (collectively with the complaints filed prior to the filing of the Definitive Proxy Statement, the “Federal Court Complaints”). Additionally, one complaint in connection with the Merger Agreement has been filed in Colorado state court: Garfield v. Cyprus, et al., 2023CV30393 (filed March 16, 2023 in the Colorado District Court, Adams County) (the “State Court Complaint,” and, together with the Federal Court Complaints, the “Complaints”).

The Federal Court Complaints generally allege that the preliminary proxy statement filed by Maxar on January 31, 2023 (the “Preliminary Proxy Statement”) and/or the Definitive Proxy Statement, both filed in connection with the Merger Agreement, misrepresent and/or omit certain purportedly material information related to the Merger Agreement. The Federal Court Complaints assert violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against Maxar and the members of Maxar’s Board of Directors. The Federal Court Complaints seek, among other things: (i) an injunction enjoining the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) rescission or rescissory damages in the event the Merger and the other transactions contemplated by the Merger Agreement are consummated; (iii) direction that the defendants comply with the Exchange Act and disseminate a revised proxy statement; (iv) direction that defendants account for all damages suffered as a result of any misconduct; (v) costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees; and (vi) other relief the court may deem just and proper. The State Court Complaint also generally alleges certain misrepresentations and/or omissions of purportedly material information in the Definitive Proxy Statement related to the Merger Agreement, asserting violations of the Colorado Securities Act, Colorado Revised Statutes §§ 11-51-501 and 11-51-604(3) against Maxar and the members of Maxar’s Board of Directors, violations of §§ 11-51-604(5)(b) and (c) against the members of Maxar’s Board of Directors, as well as allegations of misrepresentations and concealment, and negligent misrepresentation and concealment, under Colorado state law against Advent, Maxar and the members of Maxar’s Board of Directors. The State Court Complaint seeks, among other things: (i) a declaration that the defendants have violated Colorado Revised Statute § 11-51-501; (ii) a declaration that the defendants fraudulently or negligently misrepresented and omitted purportedly material facts in the Definitive Proxy Statement; (iii) enjoining further violations of § 11-51-501; (iv) enjoining and/or rescinding the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (v) enjoining further alleged misrepresentations related to the Definitive Proxy Statement; (vi) dissemination of a proxy statement that does not contain purportedly false or misleading statements; (vii) attorneys’ fees, experts’ fees, interest and costs; and (viii) other such relief the court may find just and proper.

In addition to the Complaints, starting on February 6, 2023, purported stockholders of Maxar sent demand letters (the “Demands,” and together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy Statement and the Definitive Proxy Statement. One such letter additionally seeks corporate books and records in order to investigate alleged wrongdoing by Maxar’s Board of Directors, executive officers and/or financial advisors in connection with the Merger Agreement.

Maxar denies the allegations in the Matters and denies any alleged violations of law or any legal or equitable duty. The defendants believe that the Matters are without merit, and that no further disclosure is required under applicable law. Nonetheless, to avoid the risk of the Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Maxar has determined to make voluntary supplemental disclosures (the “litigation-related supplemental disclosures”) related to the Merger for the purpose of mooting any alleged disclosure issues, as set forth herein.

Supplemental Disclosures

Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein, taken individually or in the aggregate. The litigation-related supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to pages in the Definitive Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Definitive Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Definitive Proxy Statement. For clarity, new text within restated paragraphs and tables from the Definitive Proxy Statement is bold and underlined, while deleted text is bold and stricken-through.

The section of the Definitive Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Background of the Merger” is hereby supplemented as follows:

The following language is added to the third full paragraph from the top on page 40:

On December 16, 2022, representatives of J.P. Morgan and Maxar, acting at the direction of the Board of Directors, began contacting potential counterparties that might consider making an Acquisition Proposal in connection with the Go-Shop Period, including Party A and Party B. Over the course of the Go-Shop Period, J.P. Morgan and Maxar engaged with or actively solicited Acquisition Proposals from 36 potentially interested third parties, including Party A and Party B. Maxar executed Acceptable Confidentiality Agreements with two of those 36 parties (including Party B) and subsequently provided non-public information relating to Maxar and its subsidiaries to those two parties. Neither of the Acceptable Confidentiality Agreements entered into with those two parties contained a “standstill” or similar provision.

The section of the Definitive Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Opinion of J.P. Morgan Securities LLC” is hereby supplemented as follows:

One new column and two new rows are added to the table that appears on page 47 under the heading “Selected Transactions Multiple Analysis,” as follows:

Date Announced	Acquiror	Target	FV/LTM Adj. EBITDA
Oct-22	L3 Harris Technologies, Inc.	ViaSat, Inc.’s Tactical Data Links product line	15.7x
Nov-21	ViaSat, Inc.	Inmarsat Group Holdings Limited	9.9x
Oct-20	Parsons Corporation	Braxton Science & Technology Group, LLC	12.8x(1)
Dec-19	Leidos Holdings, Inc.	Dynetics, Inc.	15.0x(2)
Jul-19	Advent International Corporation	Cobham Plc	12.9x
Mar-19	Apax Partners LLP, Warburg Pincus LLC, Canada Pension Plan Investment Board, Ontario Teachers’ Pension Plan Board	Inmarsat plc	7.2x
Feb-17	MacDonald, Dettwiler and Associates Ltd.	DigitalGlobe, Inc.	9.0x
Feb-15	L3 Harris Technologies, Inc. (formerly known as Harris Corporation)	Exelis Inc.	9.2x
May-14	Cobham Plc	Aeroflex Holding Corp.	11.1x
Jul-13	Eutelsat Communications S.A.	Satélites Mexicanos, S.A. de C.V.	12.3x
Mean			11.5x
Median			11.7x

(1)	FV/Next-Twelve Months Adj. EBITDA Multiple

(2)	FV/Next-Twelve Months Adj. EBITDA Multiple

The bullet-point list of companies that appears on pages 47-48 under the heading “Public Trading Multiples Analysis” is added into a new table with an additional column and two new rows, as follows:

Defense & Space	FV/2023E Adj. EBITDA
Leidos Holdings, Inc.	12.9x
Iridium Communications, Inc.	18.0x
Science Applications International Corporation	12.2x
Parsons Corporation	14.0x
ViaSat, Inc.	5.8x
Mercury Systems, Inc.	14.8x
Kratos Defense & Security Solutions, Inc.	15.1x
MDA Ltd.	5.6x
Comtech Telecommunications Corp.	11.8x
Mean	12.3x
Median	12.9x

The following language is added to and removed from the first paragraph under the heading “Discounted Cash Flow Analysis” on pages 48-49:

J.P. Morgan conducted a discounted cash flow analysis of Maxar using the unlevered free cash flows that Maxar was forecasted to generate from fiscal year 2023 through 2027 based on the Company Projections under each of the November 2022 Base Case Forecast and the November 2022 Satellite Loss Case Forecast. For purposes of this analysis, stock-based compensation was treated as a cash expense. J.P. Morgan calculated ranges of terminal values for Maxar at the end of fiscal year 2027 by applying perpetuity growth rates ranging from 2.0% to 3.0% to the unlevered free cash flows of Maxar during the final year of such period under each of the November 2022 Base Case Forecast and the November 2022 Satellite Loss Case Forecast. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2022 using a range of discount rates from 9.0% to 11.0%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Maxar derived using the capital asset pricing model and J.P. Morgan’s professional judgment and experience. The ranges of present values were then added together to derive ranges of firm values for Maxar under each of the November 2022 Base Case Forecast and the November 2022 Satellite Loss Case Forecast, which was then adjusted by subtracting Maxar’s net debt of $2,268 million as of September 30, 2022, adding the present value, as of December 31, 2022, of ~~certain~~ $340 million in tax credits expected to be utilized by Maxar through fiscal year 2027 and beyond as provided by the management of Maxar, and dividing the result by the fully diluted number of shares of Maxar common stock outstanding, ranging from approximately 78.2 million to 78.6 million, based on information provided by the management of Maxar.

The section of the Definitive Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Certain Financial Projections” is hereby supplemented as follows:

Four new rows and two new definitions are added to the table that appears on page 53 under the heading “July 2022 Base Case Forecast,” as follows:

	H2 2022E	2023E	2024E	2025E	2026E
Total Revenue	$953	$2,056	$2,284	$2,422	$2,587
Adj. EBITDA(1)	$268	$570	$699	$780	$878
Depreciation & Amortization	$(191)	$(308)	$(297)	$(285)	$(269)
Adj. EBIT(2)	$77	$262	$402	$495	$609
Taxes	$(16)	$(55)	$(85)	$(104)	$(128)
Adj. NOPAT(3)	$61	$207	$318	$391	$481
Unlevered Free Cash Flow(~~2~~4)	$87	$360	$464	$499	$580

(1)	Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(2)	Adjusted EBIT is a non-GAAP measure defined as earnings before interest and taxes, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(3)	Adjusted NOPAT is a non-GAAP measure defined as Adjusted EBIT less taxes.

(~~2~~4)	Unlevered Free Cash Flow is a non-GAAP measure defined as Adjusted EBITDA, less depreciation and amortization, the pre-interest tax impact, capital expenditures and changes in net working capital, while adding back depreciation and amortization and other cash flow impacts related to impairments.

Four new rows and two new definitions are added to the table that appears on pages 53-54 under the heading “October 2022 Satellite Loss Case Forecast,” as follows:

	H2 2022E	2023E	2024E	2025E	2026E
Total Revenue	$953	$2,024	$2,136	$2,075	$2,191
Adj. EBITDA(1)	$268	$538	$551	$433	$482
Depreciation & Amortization	$(191)	$(292)	$(276)	$(264)	$(248)
Adj. EBIT(2)	$77	$246	$275	$169	$234
Taxes	$(16)	$(58)	$(58)	$(36)	$(49)
Adj. NOPAT(3)	$61	$218	$218	$134	$185
Unlevered Free Cash Flow(~~2~~4)	$87	$505	$217	$136	$258

(1)	Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, impairments, insurance recoveries, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(2)	Adjusted EBIT is a non-GAAP measure defined as earnings before interest and taxes, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, impairments, insurance recoveries, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(3)	Adjusted NOPAT is a non-GAAP measure defined as Adjusted EBIT, plus insurance proceeds (net of impairment), less taxes.

(~~2~~4)	Unlevered Free Cash Flow is a non-GAAP measure defined as Adjusted EBITDA, less depreciation and amortization, the pre-interest tax impact, capital expenditures and changes in net working capital, while adding back depreciation and amortization and other cash flow impacts related to impairments.

Four new rows and two new definitions are added to the table that appears on page 54 under the heading “November 2022 Base Case Forecast,” as follows:

	2023E	2024E	2025E	2026E	2027E
Total Revenue	$1,989	$2,144	$2,332	$2,508	$2,787
Adj. EBITDA(1)	$580	$613	$689	$813	$943
Depreciation & Amortization	$(255)	$(312)	$(321)	$(325)	$(204)
Adj. EBIT(2)	$325	$300	$368	$487	$738
Taxes	$(68)	$(63)	$(77)	$(102)	$(155)
Adj. NOPAT(3)	$256	$237	$290	$385	$583
Unlevered Free Cash Flow(~~2~~4)	$258	$353	$375	$462	$543

(1)	Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(2)	Adjusted EBIT is a non-GAAP measure defined as earnings before interest and taxes, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(3)	Adjusted NOPAT is a non-GAAP measure defined as Adjusted EBIT less taxes.

(~~2~~4)	Unlevered Free Cash Flow is a non-GAAP measure defined as Adjusted EBITDA, less depreciation and amortization, the pre-interest tax impact, capital expenditures and changes in net working capital, while adding back depreciation and amortization and other cash flow impacts related to impairments, the acquisition of Wovenware and the amendment to the EchoStar Contract.

Four new rows and two new definitions are added to the table that appears on page 55 under the heading “November 2022 Satellite Loss Case Forecast,” as follows:

	2023E	2024E	2025E	2026E	2027E
Total Revenue	$1,957	$2,084	$1,985	$2,112	$2,490
Adj. EBITDA(1)	$548	$553	$342	$417	$646
Depreciation & Amortization	$(239)	$(291)	$(300)	$(304)	$(183)
Adj. EBIT(2)	$309	$261	$42	$112	$462
Taxes	$(71)	$(55)	$(9)	$(24)	$(97)
Adj. NOPAT(3)	$268	$206	$33	$89	$365
Unlevered Free Cash Flow(~~2~~4)	$404	$176	$12	$139	$304

(1)	Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, impairments, insurance recoveries, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(2)	Adjusted EBIT is a non-GAAP measure defined as earnings before interest and taxes, adjusted for certain items affecting the comparability of Maxar’s ongoing operating results, including restructuring, impairments, insurance recoveries, and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions.

(3)	Adjusted NOPAT is a non-GAAP measure defined as Adjusted EBIT, plus insurance proceeds (net of impairment), less taxes.

(~~2~~4)	Unlevered Free Cash Flow is a non-GAAP measure defined as Adjusted EBITDA, less depreciation and amortization, the pre-interest tax impact, capital expenditures and changes in net working capital, while adding back depreciation and amortization and other cash flow impacts related to impairments, the acquisition of Wovenware and the amendment to the EchoStar Contract.

The following language is added to the first full paragraph below the table and definitions on page 55:

Adjusted EBITDA, Adjusted EBIT, Adjusted NOPAT and Unlevered Free Cash Flow are non-GAAP financial measures within the meaning of the applicable rules and regulations of the SEC, which are financial measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the Company Projections) in connection with a proposed transaction like the Merger when the disclosure is included in a document like this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by J.P. Morgan for purposes of its financial analysis and opinion or by the Board of Directors in connection with its consideration of the Merger. Accordingly, Maxar has not provided a reconciliation of the non-GAAP financial measures included in the Company Projections to the relevant GAAP financial measures.

The section of the Definitive Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Interests of Maxar’s Executive Officers and Directors in the Merger” is hereby supplemented as follows:

The following language is added to the paragraph under the heading “New Compensation Arrangements” on page 58:

Any executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to the Surviving Corporation may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent, any of its affiliates or the Surviving Corporation. As of the date of this proxy statement, no compensation arrangements between such persons and the Surviving Corporation and/or its affiliates have been established or discussed. Additionally, as of the date of this proxy statement, no new individualized compensation arrangements between Maxar’s executive officers and Advent have been established, and no post-closing employment arrangements for members of Maxar senior management have been negotiated with, or secured by, Advent.

Correction to Typographical Error

In the section of the Definitive Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Interests of Maxar’s Executive Officers and Directors in the Merger,” in the table that appears under the heading “Golden Parachute Compensation” on page 58, the dollar values of the equity awards, benefits and total golden parachute compensation of Mr. Biggs C. Porter, Mr. Walter S. Scott and Mr. Leon Anthony Frazier were inadvertently interchanged, and the total golden parachute compensation of Mr. James C. Lee contained a typographical error. The correct figures are shown in the table below. For clarity, the updated figures are bold and underlined.

The section of the Definitive Proxy Statement entitled “Proposal 1: Adoption of the Merger Agreement—Interests of Maxar’s Executive Officers and Directors in the Merger” is hereby corrected as follows:

The following table replaces the table that appears under the heading “Golden Parachute Compensation” on page 58:

Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Benefits ($)(3)	Total ($)
Daniel L. Jablonsky	$8,571,350	$21,840,306	$82,625	$30,494,281
Biggs C. Porter	$2,750,000	$7,551,044	$37,021	$10,338,065
Walter S. Scott	$2,050,000	$7,239,160	$60,248	$9,349,408
Leon Anthony Frazier	$2,900,000	$7,140,758	$55,084	$10,095,842
James C. Lee	$2,486,000	$4,988,458	$60,607	$7,535,065

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, please refer to the Definitive Proxy Statement for detailed instructions on how to change or revoke your proxy.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Maxar. In connection with the proposed transaction, Maxar filed a proxy statement on Schedule 14A (the “Definitive Proxy Statement”) on March 16, 2023 with the U.S. Securities and Exchange Commission (the “SEC”). On or about March 16, 2023, Maxar commenced mailing the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Definitive Proxy Statement or any other document that Maxar has filed or may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF MAXAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Maxar’s investor relations website, https://investor.maxar.com/overview/default.aspx.

Participants in the Solicitation

Maxar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Maxar’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Maxar and their ownership of Maxar’s common stock is set forth in the definitive proxy statement for Maxar’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2022, or its Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents filed by Maxar with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and will be included in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements concerning general economic conditions, our financial condition, including our anticipated revenues, earnings, cash flows or other aspects of our operations or operating results, and our expectations or beliefs concerning future events; and any statements using words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” or similar expressions, including the negative thereof, are forward-looking statements that involve certain factors, risks and uncertainties that could cause Maxar’s actual results to differ materially from those anticipated. Such factors, risks and uncertainties include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; (2) the failure to obtain approval of the proposed transaction from Maxar’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from Maxar’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of Maxar to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of Maxar to meet expectations regarding the timing and completion of the transaction; (7) the impacts resulting from the conflict in Ukraine or related geopolitical tensions; (8) the impacts of the global COVID-19 pandemic or any other pandemics, epidemics or infectious disease outbreaks; (9) Maxar’s ability to generate a sustainable order rate for the satellite and space manufacturing operations and develop new technologies to meet the needs of its customers or potential new customers; (10) the impacts of any changes to the policies, priorities, regulations, mandates and funding levels of governmental entities; (11) the impacts if Maxar’s programs fail to meet contractual requirements or its products contain defects or fail to operate in the expected manner; (12) any significant disruption in or unauthorized access to Maxar’s computer systems or those of third parties that it utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks, and security threats could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property; (13) satellites are subject to construction and launch delays, launch failures, damage or destruction during launch; (14) if Maxar satellites fail to operate as intended; (15) the impacts of any loss of, or damage to, a satellite and any failure to obtain data or alternate sources of data for Maxar’s products; (16) any interruption or failure of Maxar’s infrastructure or national infrastructure; (17) Maxar’s business with various governmental entities is concentrated in a small number of primary contracts; (18) Maxar operates in highly competitive industries and in various jurisdictions across the world; (19) uncertain global macro-economic and political conditions; (20) Maxar is a party to legal proceedings, investigations and other claims or disputes, which are costly to defend and, if determined adversely to it, could require it to pay fines or damages, undertake remedial measures or prevent it from taking certain actions; (21) Maxar’s ability to attract, train and retain employees; (22) any disruptions in U.S. government operations and funding; (23) any changes in U.S. government policy regarding use of commercial data or space infrastructure providers, or material delay or cancellation of certain U.S. government programs; (24) Maxar’s business involves significant risks and uncertainties that may not be covered by insurance; (25) Maxar often relies on a single vendor or a limited number of vendors to provide certain key products or services; (26) any disruptions in the supply of key raw materials or components and any difficulties in the supplier qualification process, as well as any increases in prices of raw materials; (27) any changes in Maxar’s accounting estimates and assumptions; (28) Maxar may be required to recognize impairment charges; (29) Maxar’s business is capital intensive, and it may not be able to raise adequate capital to finance its business strategies, including funding future satellites, or to refinance or renew its debt financing arrangements, or it may be able to do so only on terms that significantly restrict its ability to operate its business; (30) Maxar’s ability to obtain additional debt or equity financing or government grants to finance operating working capital requirements and growth initiatives may be limited or difficult to obtain; (31) Maxar’s indebtedness and other contractual obligations; (32) Maxar’s current financing arrangements contain certain restrictive covenants that impact its future operating and financial flexibility; (33) Maxar’s actual operating results may differ significantly from its guidance; (34) Maxar could be adversely impacted by actions of activist stockholders; (35) the price of Maxar’s common stock has been volatile and may fluctuate substantially; (36) Maxar’s operations in the U.S. government market are subject to significant regulatory risk; (37) failure to comply with the requirements of the National Industrial Security Program Operating Manual could result in interruption, delay or suspension of Maxar’s ability to provide its products and services, and could result in loss of current and future business with the U.S. government; (38) Maxar’s business is subject to various regulatory risks; (39) any changes in tax law, in Maxar’s tax rates or in exposure to additional income tax liabilities or assessments; (40) Maxar’s ability to use its U.S. federal and state net operating loss carryforwards and certain other tax attributes may be limited; (41) Maxar’s operations are subject to governmental law and regulations relating to environmental matters, which may expose it to significant costs and liabilities; and (42) the other risks listed from time to time in Maxar’s filings with the SEC.

For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Maxar’s Annual Report on Form 10-K for the year ended December 31, 2022 and to other documents filed by Maxar with the SEC, including recent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Maxar is providing the information in this communication as of this date and assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2023	Maxar Technologies Inc.

	By:	/s/ James C. Lee
		Name:	James C. Lee
		Title:	Senior Vice President, General Counsel and Corporate Secretary